UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

Commission File Number: 001-38091

NATIONAL ENERGY SERVICES REUNITED CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	82-4881231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Post Oak Blvd., Suite 730, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

+1 (832) 925-3777

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value per share	NESR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On August 4, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of National Energy Services Reunited Corp. (“NESR” or the “Company”) concluded the Company’s competitive audit tender process, which commenced at the beginning of the second quarter of 2026 following the Audit Committee’s determination that the upcoming required rotation of the lead audit engagement partner presented an appropriate opportunity to conduct a comprehensive review of the Company’s independent audit services.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

As a result of the tender, on August 4, 2026, the Audit Committee approved the dismissal of Grant Thornton Audit and Accounting Limited (Dubai Branch) (“GT”) as the Company’s independent registered public accounting firm, effective upon completion of GT’s audit of the Company’s financial statements for the year ending December 31, 2026. GT was previously engaged to audit the Company’s consolidated financial statements for the year ending December 31, 2026. The dismissal of GT does not affect GT’s engagement for the year ended December 31, 2026.

GT’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2025, and 2024 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2025 and 2024, and in the subsequent interim period through August 4, 2026, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of such disagreements in its reports on the consolidated financial statements for such years.

As previously disclosed in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on March 28, 2025, the Company disclosed a material weakness related to tone at the top sufficient to ensure a culture of compliance with the Company’s accounting, finance and internal control policies, including through: (a) lack of an effective organizational structure to promote effective internal control; (b) lack of effective communication protocols to ensure timely escalation and resolving of accounting issues; and (c) insufficient technical accounting resources with an appropriate level of accounting knowledge, experience and training commensurate within Company’s structure and financial reporting requirements to appropriately analyze, record and disclose accounting matters timely and accurately in accordance with U.S. GAAP. The material weakness was remediated during the year ended December 31, 2025. There were no other “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2025, and 2024, and in the subsequent interim period through August 4, 2026.

The Company provided GT with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested that GT furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of GT’s letter, dated August 10, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm.

The Audit Committee also approved on August 4, 2026, the appointment of PricewaterhouseCoopers Limited Partnership Dubai Branch (“PwC”) as its independent registered public accounting firm, effective for the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2027. During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through August 4, 2026, the Company has not consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor was oral advice provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in S-K 304(a)(1)(iv) and the related instructions to S-K 304, or a reportable event, as that term is defined in S-K 304(a)(1)(v).

The Company has discussed the above-mentioned reportable event with GT, and GT has been authorized by the Company to respond fully to inquiries of PwC, concerning this reportable event.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

16.1	Letter from Grant Thornton Audit and Accounting Limited (Dubai Branch).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL ENERGY SERVICES REUNITED CORP.

Date: August 10, 2026	By:	/s/ Stefan Angeli
	Name:	Stefan Angeli
	Title:	Chief Financial Officer